UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2026

Date of Report (Date of earliest event reported)

STREAMEX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2431 Aloma Avenue, Suite 243

Winter Park, Florida 32792

(Address of principal executive offices) (Zip code)

(203) 409-5444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STEX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2026, Streamex Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Needham & Company, LLC, as representative of the several underwriters (the “Underwriters”), pursuant to which the Company agreed to sell and issue to the Underwriters an aggregate of 11,666,667 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in a public offering (the “Offering”). The price to the public in the Offering was $3.00 per Share.

The Offering closed on January 26, 2026. The Offering was made pursuant to an effective registration statement on Form S-3 (File No. 333-276298) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “Commission”) on December 28, 2023, as amended on January 5, 2024 and December 9, 2024, and declared effective by the Commission on December 17, 2024, as supplemented by the preliminary prospectus supplement, filed with the Commission on January 22, 2026, and a final prospectus supplement, filed with the Commission on January 26, 2026.

In addition, on January 27, 2026, the Underwriters fully-exercised their over-allotment option, purchasing an additional 1,750,000 shares of Common Stock at the public offering price, less underwriting discounts and commissions. The aggregate gross proceeds to the Company from the Offering (including the over-allotment option), before deducting the underwriting commissions and other estimated offering expenses, were $40.25 million. The Company intends to use the net proceeds from the Offering to repay prior indebtedness in accordance with our financing strategy, as further described in the Registration Statement, and for working capital and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company (including a lock-up agreement, pursuant to which, subject to specified exceptions, the Company has agreed not to offer or transfer shares of Common Stock during the 60-day period following the date of the Underwriting Agreement), customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and termination provisions. In connection with the Offering, the Company’s officers and directors have also entered into lock-up agreements, pursuant to which, subject to specified exceptions, they have agreed not to offer or transfer their shares of Common Stock during the 60-day period following the date of the Underwriting Agreement.

The foregoing descriptions of the material terms of the Offering, the Shares, and the Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Sichenzia Ross Ference Carmel, LLP, securities counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is filed as Exhibit 5.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On January 22, 2026, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On January 22, 2026, the Company also issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

On January 26, 2026, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

On January 27, 2026, the Company issued a press release announcing the closing of its overallotment option to the Offering. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

1.1†+	Underwriting Agreement, dated as of January 22, 2026, by and among the Company, and Needham & Company.

5.1	Opinion of Sichenzia Ross Ference Carmel LLP.

23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1).

99.1	Press Release, dated January 22, 2026.

99.2	Press Release, dated January 22, 2026.

99.3	Press Release, dated January 26, 2026.

99.4	Press Release, dated January 27, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

†	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2026	By:	/s/ Karl Henry McPhie
	Name:	Karl Henry McPhie
	Title:	Chief Executive Officer